PROMISSORY NOTE

Principal $2,583,089.54	Loan Date 08-14-2009	Maturity 07-15-2020	Loan No. 0800004614-16	Cal/Coll	Account 800004614	Officer NTS	Initials

References in the boxes above are for Lender’s use only and do not limit the applicability of this document to any particular loan or item. Any item above containing” * * *” has been omitted due to text length limitations.

Borrower: NEXT INC. 1295 VERNON STREET WABASH, IN 46992	Lender: Crossroads Bank Wabash 1205 N. Cass Street Wabash, IN 46992

_____________________________________________________________________________________________

Principal Amount: $2,583,089.54

Date of Note: August 14, 2009

PROMISE TO PAY. NEXT INC (“Borrower”) promises to pay to Crossroads Bank (“Lender”), or order, in lawful money of the United States of America. the principal amount of Two Million Five Hundred Eighty-three Thousand Eighty-nine & 54/100 Dollars ($2,583.089.54), together with interest on the unpaid principal balance from August 14. 2009, until paid in full.

PAYMENT. Subject to any payment changes resulting from changes in the Index, Borrower will pay this loan in accordance with the following payment schedule,. which calculates interest on the unpaid principal balances as described in the “INTEREST CALCULATION METHOD” paragraph using the interest rates described in this paragraph: 6 monthly consecutive interest payments, beginning September 15. 2009, with interest calculated on the unpaid principal balances using an interest rate of 7.000% per annum based on a year of 360 days; 10 monthly consecutive principal and interest payments, beginning March 15. 2010, with interest calculated on the unpaid principal balances using an interest rate of 7.000% per annum based on a year of 360 days; 114 monthly consecutive principal and interest payments, beginning January 15, 2011, with interest calculated on the unpaid principal balances using an interest rate based on the Index described below, plus a margin of 0.500 percentage points. the sum rounded up to the nearest 0.125, adjusted if necessary for the minimum and maximum rate limitations for this loan; and one principal and interest payment on July 15. 2020, with interest calculated on the unpaid principal balances using an interest rate based on the Index described below, plus a margin of 0.500 percentage points, the sum rounded up to the nearest 0.125, adjusted if necessary for the minimum and maximum rate limitations for this loan. The final payment will be for all principal and accrued interest not yet paid, together with any other unpaid amounts under this Note. Unless otherwise agreed or required by applicable law, payments will be applied to First to Accrued Interest; Then to Principal; Then to Escrow (If Applicable); Then to late Charges. Borrower will pay Lender at Lender’s address shown above or at such other place as Lender may designate in writing.

VARIABLE INTEREST RATE. The interest rate on this Note is subject to change from time to time based on changes in an independent index which is the base rate on corporate loans posted by at least 75% of the 30 largest US Banks known as The Wail Street Journal US Prime Rate (the “Index”). The Index is not necessarily the lowest rate charged by Lender on its loans. If the Index becomes unavailable during the term of this loan, Lender may designate a substitute index after notifying Borrower. Lender will tell Borrower the current Index rate upon Borrower’s request. The interest rate change will not occur more often than each year. Borrower understands that Lender may make loans based on other rates as well. The interest rate or rates to be applied to the unpaid principal balance during this Note will be the rate or rates set forth herein in the “Payment” section. Notwithstanding any other provision of this Note, after the first payment stream, the interest rate for each subsequent payment stream will be effective as of the last payment date of the just-ending payment stream. NOTICE: Under no circumstances will the interest rate on this Note be less than 6.500% per annum or more than (except for any higher default rate shown below) the lesser of 21.000% per annum or the maximum rate allowed by applicable law. Whenever increases occur [n the interest rate, Lender, at its option, may do one or more of the following: (A) increase Borrower’s payments to ensure Borrower’s loan will payoff by its original final maturity date, (B) increase Borrower’s payments to cover accruing interest, (C) increase the number of Borrower’s payments, and (D) continue Borrower’s payments at the same amount and increase Borrower’s final payment.

INTEREST CALCULATION METHOD. Interest on this Note is computed on a 365/360 basis; that is, by applying the ratio of the interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding. All interest payable under this Note is computed using this method.

PREPAYMENT. Borrower agrees that all loan fees and other prepaid finance charges are earned fully as of the date of the loan and will not be subject to refund upon early payment (whether voluntary or as a result of default), except as otherwise required by law. Except for the foregoing, Borrower may pay without penalty all or a portion of the amount owed earlier than it is due: Early payments will not, unless agreed to by Lender in writing, relieve Borrower of Borrower’s obligation to continue to make payments under the payment schedule. Rather, early payments will reduce the principal balance due and may result in Borrower’s making fewer payments. Borrower agrees not to send Lender payments marked .”paid in full”, “without recourse”, or similar language. If Borrower sends such a payment, Lender may accept it without losing any of Lender’s rights under this Note, and Borrower will remain obligated to pay any further amount owed to Lender. All written communications concerning disputed amounts, including any check or other payment instrument that indicates that the payment constitutes “payment in full” of the amount owed or that is tendered with other conditions or limitations or as full satisfaction of a disputed amount must be mailed or delivered to: Crossroads Bank, Wabash. 1205 N Cass Street. Wabash. IN 46992.

LATE CHARGE. If a payment is 10 days or more late, Borrower will be charged 5.000% of the unpaid portion of the regularly scheduled payment or $17.50. whichever is greater.

INTEREST AFTER DEFAULT. Upon default, including failure to pay upon final maturity. the interest rate on this Note shall be increased to 21.000% per annum based on a year of 360 days. However, in no event will the interest rate exceed the maximum interest rate limitations under applicable law.

DEFAULT. Each of the following shall constitute an event of default (“Event of Default”) under this Note:

Payment Default. Borrower fails to make any payment when due under this Note.

Other Defaults. Borrower fails to comply with or to perform any other term, obligation, covenant or condition contained in this Note or in any of the related documents or to comply with or to perform any term, obligation, covenant or condition contained in any other agreement between Lender and Borrower.

Default in Favor of Third Parties. Borrower or any Grantor defaults under any loan, extension of credit. security agreement. purchase or sales agreement, or any other agreement, in favor of any other creditor or person that may materially affect any of Borrower’s property or Borrower’s ability to repay this Note or perform Borrower’s obligations under this Note or any of the related documents.

False Statements. Any warranty, representation or statement made or furnished to Lender by Borrower or on Borrower’s behalf under this Note or the related documents is false or misleading in any material respect, either now or at the time made or furnished or becomes false or misleading at any time thereafter.

Insolvency. The dissolution or termination of Borrower’s existence as a going business, the insolvency of Borrower, the appointment of a receiver for any part of Borrower’s property, any assignment for the benefit of creditors, any type of creditor workout, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against Borrower.

Creditor or Forfeiture Proceedings. Commencement of foreclosure or forfeiture proceedings, whether by judicial proceeding, self-help, repossession or any other method, by any creditor of Borrower or by any governmental agency against any collateral securing the loan. This includes a garnishment of any of Borrower’s accounts, including deposit accounts, with Lender. However, this Event of Default shall not apply if there is a good faith dispute by Borrower as to the validity or reasonableness of the claim which is the basis of the creditor or forfeiture proceeding and if Borrower gives Lender written notice of the creditor or forfeiture proceeding and deposits with Lender monies or a surety bond for the creditor or forfeiture proceeding, in an amount determined by Lender, in its sale discretion, as being an adequate reserve or bond for the dispute.

Events Affecting Guarantor. Any of the preceding events occurs with respect to any Guarantor of any of the indebtedness or any Guarantor dies or becomes incompetent, or revokes or disputes the validity of, or liability under, any guaranty of the indebtedness evidenced by this Note.

Change In Ownership. Any change in ownership of twenty-five percent (25%) or more of the common stock of Borrower.

Adverse Change. A material adverse change occurs in Borrower’s financial condition, or Lender believes the prospect of payment or performance of this Note is impaired.

Insecurity. Lender in good faith believes itself insecure.

Cure Provisions. If any default, other than a default in payment is curable and if Borrower has not been given a notice of a breach of the same provision of this Note within the preceding twelve (12) months, it may be cured if Borrower, after Lender sends written notice to Borrower demanding cure of such default: (1) cures the default within fifteen (15) days; or (2) if the cure requires more than fifteen (15) days, immediately initiates steps which Lender deems in Lender’s sale discretion to be sufficient to cure the default and thereafter continues and completes all reasonable and necessary steps sufficient to produce compliance as soon as reasonably practical.

LENDER’S RIGHTS. Upon default, Lender may declare the entire unpaid principal balance under this Note and all accrued unpaid interest immediately due, and then Borrower will pay that amount. Under all circumstances, the Indebtedness will be repaid without relief from any Indiana or other valuation and appraisement laws.

ATTORNEYS’ FEES: EXPENSES. Lender may hire or pay someone else to help collect this Note if Borrower does not pay. Borrower will pay Lender that amount. This includes, subject to any limits under applicable law, Lender’s attorneys’ fees and Lender’s legal expenses, whether or not there is a lawsuit; including without limitation all attorneys’ fees and legal expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), and appeals. If not prohibited by applicable law, Borrower also will pay any court costs, in addition to all other sums provided by law.

JURY WAIVER. Lender and Borrower hereby waive the right to any jury trial in any action, proceeding, or counterclaim brought by either Lender or Borrower against the other.

GOVERNING LAW. This Note will be governed by federal law applicable to Lender and, to the extent not preempted by federal law, the laws of the State of Indiana without regard to its conflicts of law provisions. This Note has been accepted by Lender in the State of Indiana. .

DISHONORED ITEM FEE. Borrower will pay a fee to Lender of $25.00 if Borrower makes a payment on Borrower’s loan and the check or preauthorized charge with which Borrower pays is later dishonored.

RIGHT OF SETOFF. To the extent permitted by applicable law, Lender reserves a right of setoff in all Borrower’s accounts with Lender (whether checking, savings, or some other account). This includes all accounts Borrower holds jointly with someone else and all accounts Borrower may open in the future. However, this does not include any IRA or Keogh accounts, or any trust accounts for which setoff would be prohibited by law. Borrower authorizes Lender, to the extent permitted by applicable law, to charge or setoff all sums owing on the indebtedness against any and all such accounts, and, at Lender’s option, to administratively freeze all such accounts to allow Lender to protect Lender’s charge and setoff rights provided in this paragraph.

COLLATERAL. Borrower acknowledges this Note is secured by ANY AND ALL MORTGAGES, SECURITY AGREEMENTS AND GUARANTYS NOW OR IN THE FUTURE IN THE NAME OF NEXT INC AND/OR BLUE SKY GRAPHICS, INC AND/OR NEXT MARKETING, INC. AND THE ASSIGNMENT OF DEPOSIT ACCOUNT(S) BY DANNY F COOKE AND/OR CINDY S. HENSLEY.

CONSENT TO VENUE. If Lender files a lawsuit to collect this agreement or to otherwise enforce its terms; I agree that the lawsuit may be brought by the Lender in the Superior or Circuit Courts of Wabash County, Indiana, and that either court shall have personal jurisdiction over Borrower and venue of the action shall be appropriate in Wabash County, Indiana.

BREAK OTHER PROMISES. I break any promise made to Lender or fail to perform promptly at the time and strictly in the manner provided in this Note or in any agreement related to this Note, or in any other agreement or loan I have with Lender.

PRIOR NOTE. NEXT, INC. NOTE DATED 08/14/09 IN THE AMOUNT OF $20,139.51, NOTE DATED 08/14/09 IN THE AMOUNT OF $2,583,089.54, NOTE DATED 08/14/09 IN THE AMOUNT OF $52,695.16 AND ANY AND ALL FUTURE INDEBTEDNESS OF NEXT, INC.

SUCCESSOR INTERESTS. The terms of this Note shall be binding upon Borrower, and upon Borrower’s heirs, personal representatives, successors and assigns, and shall inure to the benefit of Lender and its successors and assigns.

NOTIFY US OF INACCURATE INFORMATION WE REPORT TO CONSUMER REPORTING AGENCIES. Please notify us if we report any inaccurate information about your account(s) to a consumer reporting agency. Your written notice describing the specific inaccuracy{ies} should be sent to us at the following address: Crossroads Bank P.O. Box 259 Wabash, IN 46992.

GENERAL PROVISIONS. If any part of this Note cannot be enforced, this fact will not affect the rest of the Note. Lender may delay or forgo enforcing any of its rights or remedies under this Note without losing them. Borrower and any other person who signs, guarantees or endorses this Note, to the extent allowed by law, waive presentment, demand for payment, and notice of dishonor. Upon any change in the terms .of this Note, and unless otherwise expressly stated in writing, no party who signs this Note, whether as maker, guarantor, accommodation maker or endorser, shall be released from liability. All such parties agree that Lender may renew or extend (repeatedly and for any length of time) this loan or release any party or guarantor or collateral; or impair, fail to realize upon or perfect Lender’s security interest in the collateral; and take any other action deemed necessary by Lender without the consent of or notice to anyone. All such parties also agree that Lender may modify this loan without the consent of or notice to anyone other than the party with whom the modification is made. The obligations under this Note are joint and several.

PRIOR TO SIGNING THIS NOTE, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS NOTE, INCLUDING THE VARIABLE INTEREST RATE PROVISIONS. BORROWER AGREES TO THE TERMS OF THE NOTE.

BORROWER ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF THIS PROMISSORY NOTE.

BORROWER: NEXT, INC. By: /s/ Robert M. Budd ROBERT M. BUDD, CHIEF EXECUTIVE OFFICER of NEXT INC.	By: /s/ David O. Cole DAVID O. COLE, CHIEF FIN. & ACC. OFFICER of NEXT INC.

LENDER: CROSSROADS BANK By: /s/ Noah T. Smith Noah T. Smith, Senior Vice President

ADDENDUM TO PROMISSORY NOTE

LOAN NO. 0800004614-16

Notwithstanding any provisions of the Note to which this Addendum is appended, the following provisions shall govern and control:

1.

With regard to “Payment Default,” Borrower’s failure to make a payment within ten (10) days after it is due shall constitute an Event of Default.

2.

Any provision in the Agreement providing for Grantor to pay Lender’s attorney’s fees and expenses incurred in the enforcement of this Agreement shall mean only Lender’s reasonable attorney’s fees and expenses.

3.

With regard to “Change of Ownership” constituting an event of default, the paragraph shall be deleted.

NEXT, INC.

By:

/s/ Robert M. Budd

     Robert M. Budd, Chief Executive Officer

By:

/s/ David O. Cole

     David O. Cole, Chief Financial and

     Accounting Officer

CROSSROADS BANK

By:

/s/ Noah T. Smith

     Noah T. Smith, Senior Vice President